SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the "**Agreement**"), dated as of the 1st day of MARCH, 2007, is entered into by and among Kings Road Entertainment, Inc., a Delaware corporation (the "**Company**"), and Ashford Capital, LLC, a California limited liability company, or its assignee (the "**Purchaser**").

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser, as provided herein, and the Purchaser shall purchase from the Company four million seven hundred thousand (4,700,000) shares of the Company's $0.01 par value, restricted common stock (the "**Common Stock**").; and

WHEREAS, the parties desire that upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser as provided herein and the Purchaser shall purchase from the Company five hundred ten (510) shares of Series A Convertible Preferred Stock (the "**Series A Stock**").

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Purchaser hereby agree as follows:

1.1 SALE OF COMMON STOCK

Based upon the representations, warranties and agreements contained in this Agreement and subject to the terms and conditions set forth in this Agreement, Company agrees to sell and transfer to Purchaser, on the Closing Date as defined in Section 1.3, free and clear of all liens, pledges and encumbrances of every kind, character and description whatsoever, and Purchaser agrees to purchase from Company Four Million Seven Hundred Thousand, (4,700,000) shares of the Company's 144 restricted Common Stock. The Common Stock the subject of this Agreement is being delivered by the Company to the Purchaser from the Company's existing Treasury Shares.

1.2 PURCHASE PRICE COMMON STOCK

The aggregate purchase price to be paid by Purchaser to Company for the Common Stock, on the Closing Date as defined in Section 1.3, shall be Three Hundred Thousand Dollars, (the "Common Stock Purchase Price").

1.3 CLOSING COMMON STOCK

(a) **Time and Place**. The closing under this Agreement for the Common Stock shall take place at the offices of Trombly Business Law, 1320 Centre Street, Suite 202, Newton, Massachusetts 02459., at 10:00 a.m., on or about the 8th day of MARCH, 2007, or at such other time and place and on such other date as shall be mutually agreed to, in writing, by Company and Purchaser. The date and event of such transaction are referred to in this Agreement as the "Closing Date" and the "Closing" respectively.

(b) **Transfer of Common Stock**. At the Closing, the Company shall deliver to Purchaser a certificate, registered in Purchaser's name and representing the Common Stock shares.

(c) **Payment of Purchase Price**. At the Closing, the Common Stock Purchase Price shall be paid by delivery to the Company of Three Hundred Thousand Dollars ($300,000.00) by certified check, bank check or wire transfer.

(d) **Authorizing Board Resolution**. At the Closing, the Company shall deliver to the Purchaser a copy of a resolution of the Company's Board of Directors authorizing: this Agreement; the issuance of the certificate representing the Common Stock, and the sale of the Common Stock to the Purchaser.

2.1 Authorization of Preferred Shares.

(a) Within Sixty (60) days of the Closing of the Common Stock, as set forth hereinabove in paragraph 1.3 (a), the Company shall authorize and establish a new series of preferred stock, designated as "Series A Convertible Preferred Stock", which shall be comprised of Five Hundred Ten, (510) shares and shall further, have the rights, preferences and privileges provided for in the Designation.

2.2 Sale of the Preferred Shares.

Based upon the representations, warranties and agreements contained in this Agreement and subject to the terms and conditions set forth in this Agreement, Company agrees to sell and transfer to Purchaser, on the Closing Date as defined in Section 2.4, free and clear of all liens, pledges and encumbrances of every kind, character and description whatsoever, and Purchaser agrees to purchase from the Company Five Hundred and Ten (510) shares of the Series A Preferred Stock, (the "Preferred Shares") of which each share of the Preferred Shares will be convertible into 0.1% of the fully diluted post conversion outstanding common shares of the Company, (the "Conversion Shares") at the time of conversion and will result in the Purchaser owning Fifty-One Percent (51.00%) of the post conversion fully diluted shares of the common stock of the Company. The Series A Preferred Stock will not have any dividend or liquidation preference over the common stock and further, the Preferred Shares shall not be subject to dilution or reverse. The Series A Preferred Stock shall have one vote per share on an as-if converted fully-diluted basis and shall vote with the common stock.

2.3 Purchase Price of the Preferred Shares.

(a) **Stock Consideration**. On the Closing Date as defined in Section 2.4 , the Purchaser shall deliver to the Company, as consideration for the sale of the Preferred Shares, Four Million Seven Hundred Thousand, (4,700,000) shares of Common Stock of the Company.

(b) **Secured Line Of Credit.** On the Closing Date as defined in Section 2.4, the Purchaser shall extend to the Company a Three Hundred Thousand Dollar, ($300,000) secured line of credit pursuant to terms, covenants and conditions to be mutually agreed upon by the Company and Purchaser and thereafter, memorialized minimally in the form of a secured promissory note, security agreement and applicable Form UCC-1. In the event the Company and Purchaser cannot agree upon the terms of such secured line of credit then the Closing shall be completed based solely upon the Stock Consideration as specified above in paragraph 2.3 (a).

2.4 CLOSING PREFERRED SHARES.

(a) **Time and Place**. The closing under this Agreement for the Preferred Shares shall take place at the offices of Trombly Business Law, 1320 Centre Street, Suite 202, Newton, Massachusetts 02459, on a date to be set by the Purchaser, in writing, not to exceed twelve months from the Closing Date for the Common Stock as specified hereinabove in Section 1.3 (a) of this Agreement.

(b) **Transfer of Preferred Shares**. At the Closing, the Company shall deliver to Purchaser a fully executed stock certificate in the name of Purchaser evidencing and representing the Preferred Shares.

(c) **Payment of Purchase Price**.
At the Closing, Purchaser shall deliver to Company a fully executed certificate(s) representing a total of Four Million Seven Hundred Thousand, (4,700,000) 144 restricted common shares of the Company together with proper stock powers with appropriate Gold Medallion Guarantee affixed thereto. Further, at the closing, Purchaser shall deliver, for immediate signature by the Company, provided Purchaser and Company have reached mutual agreement as to the terms and conditions, all necessary documents representing Purchaser's extension to Company of a Three Hundred Thousand Dollar, ($300,000) secured line of credit.

(d) Authorizing Board Resolution. At the Closing, the Purchaser shall deliver to the Company a copy of a resolution of the Purchaser's Manager(s) authorizing the Purchaser's surrender of the common stock of the Company which comprises the Stock Consideration as well as the authorization of the extension of the secured line of credit, assuming the same has been agreed upon by the Purchaser and Company at that time.

3. **REPRESENTATIONS AND WARRANTIES OF THE COMPANY.** The Company hereby warrants and represents:

(a) the Company is duly organized, validly existing and in good standing under the laws of the state of Delaware, and has the corporate power and lawful authority to own, lease and operate its assets, properties, and business and to carry on its business as now being and as heretofore conducted.

(b) AUTHORITY RELATIVE TO THIS AGREEMENT. Except as otherwise stated herein, the Company has full power and authority to execute this Agreement and carry out the transactions contemplated by it and no further action is necessary by

the Company to make this Agreement valid and binding upon the Company and enforceable against it in accordance with the terms hereof, or to carry out the actions contemplated hereby. The execution, delivery and performance of this Agreement by the Company will not:

(i) constitute a breach or a violation of the Company's Certificate of Incorporation, any Restated Certificate of Incorporation, By-laws, or of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound;

(ii) constitute a violation of any order, judgment or decree to which it is a party or by which its assets or properties are bound or affected; or

(iii) result in the creation of any lien, charge or encumbrance upon its assets or properties, except as stated herein.

(c) OWNERSHIP. All of the Common Stock has been duly authorized, validly issued and is fully paid and non-assessable, and was not issued in violation of the terms of any agreement or other understanding legally binding upon the Company, and was issued in compliance with all applicable laws and regulations.

(d) LEGEND. The stock certificate representing the Common Stock will bear the following legend or similar:

> "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO KINGS ROAD ENTERTAINMENT, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

(e) AMENDMENT OF CERTIFICATE OF INCORPORATION AND BY-LAWS. The Company shall, as soon as practicable, but not later than 60 days from the First Closing Date, hold a shareholders meeting (the "**Shareholders Meeting**") to:

(i) Restate the Company's Certificate of Incorporation to:

(a) Eliminate the requirement of a classified board of directors;

(b) Increase the number of authorized shares of common stock to 100 million shares;

(e) Include the following provision in reference to the Company's preferred stock:

Preferred Stock. The aggregate number of preferred shares which the Corporation shall have the authority to issue is one hundred thousand (100,000) shares, each with a stated Par Value of $0.001 per share, which shares shall be designated "Preferred Stock." Shares of Preferred Stock may be issued from time to time in one or more series as determined by the board of directors. The board of directors is hereby authorized, by resolution or resolutions, to provide from time to time, out of the un-issued shares of Preferred Stock not then allocated to any series of Preferred Stock, for a series of the Preferred Stock. Each such series shall have distinctive serial designations. Before any shares of any such series of Preferred Stock are issued, the board of directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof as provided by applicable state law. Before issuing any shares of a class or series, the corporation shall deliver to the secretary of state for filing articles of amendment to these articles of incorporation that set forth information required by applicable state law, including but not limited to, the designations, preferences, limitations, and relative rights of the class or series of shares.

(ii) Restate the Company's By-laws to update and standardize as recommended by Purchaser's counsel.

(iii) Take and ratify any other clean-up measures recommended by Purchaser or its agents.

(f) REGISTRATION RIGHTS. The Company represents that after one year but no more than five years from the Second Closing Date, the Purchaser will have the right to compel the Company to file and have declared effective by the United States Securities and Exchange Commission, 3 registration statements registering the Conversion Shares. Each registration statement is to be filed within 30 days of notice to the Company from the Purchaser. Additionally, If, at any time prior to all of the Conversion Shares being registered, the Company proposes to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering of any class of its equity securities, other than on Form S-8 or Form S-4, then the Company shall give written notice of such proposed filing to the Purchaser, as soon as practicable, but no later than 20 business days, before the anticipated filing date. Such notice shall offer the Purchaser the opportunity to register such number of the Conversion Shares as the Purchaser may request. Should the Purchaser desire to have Conversion Shares included in such registration statement, the Purchaser shall so advise the Company in writing, setting forth the number of Conversion Shares for which registration is requested. If the Purchaser elects to include less than the full amount of Conversion Shares, then the registration rights will continue to apply to any remaining amounts of Conversion Shares.

(g) MATERIAL CONTRACTS. The Company represents and warrants that the Company has valid and enforceable contracts as listed on Schedule I. If such contracts terminate upon a change in control, the Company warrants to seek amendments to such contracts within 30 days of the Common Stock Closing Date.

(h) LAWSUITS. The Company represents that, to the Company's best knowledge, neither the Company, nor its employees, affiliates, officers or directors, in their capacity as such, are currently the subject of any lawsuit which is potential, pending, threatened or filed , nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against the Company or any of its subsidiaries except as listed on Schedule I.

(i) PREFERRED STOCK. The Company represents that, with the exception of its common stock, as of the date of Closing Preferred Shares, there are no outstanding shares of any other class of the Company's stock, including but not limited to, the Company's preferred stock.

(j) LIABILITIES. The Company represents that all of its liabilities, commitments and potential liabilities, including are listed on Schedule K.

(k) LIENS - ENCUMBRANCES. The Company also represents that the Company is free from any liens or encumbrances, except as listed on Schedule L. The Company shall be solely responsible for all taxes which may be incurred by the Company resulting from the receipt of consideration by the Company pursuant to this Agreement.

(l) FILM LIBRARY. The Company represents and warrants that there are no existing obligations, agreements whether written or oral or liabilities to third parties concerning the Company's film library, other than those listed on Schedule M.

(m) FUTURE LITIGATION. The Company will indemnify Purchaser for any litigation expense and reasonable legal fees, settlement costs or payments that result from any event or occurrence that took place prior to the Closing Common Stock that are not disclosed in this Agreement.

(n) COMPLIANCE. The Company warrants that it has complied and is presently in compliance in all material respects with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to it or its business. The Parties to this Agreement acknowledge that they are aware that the Company is approximately two (2) years delinquent in its SEC SB-K and SB-Q filings.

(o) FULL DISCLOSURE. Now and as of the dates of the Closing Common Stock and Closing Preferred Shares, the Schedules attached hereto and all documents and other papers listed therein or required to be delivered pursuant to this Agreement or at the request of the Purchaser at or prior to either of the above mentioned closing dates are true, correct and authentic. No representation or warranty of the Company contained in this Agreement, and, to the best knowledge of the Company (or any agents of the

Company), no document or other paper furnished by or on behalf of the Company to the Purchaser (or any of its agents) pursuant to this Agreement or in connection with the transaction contemplated hereby, taken as a whole, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading.

(p) OTHER WARRANTIES AND REPRESENTATIONS. Until this transaction is consummated on the Second Closing Date, the Company warrants to Purchaser that it will not, except as otherwise stated herein:

(i) Amend the Company's Articles of Incorporation or By-laws in any manner that will adversely effect the Purchaser;

(ii) Issue or sell any shares, warrants, share-options, bonds, notes, or other securities of the Company;

(iii) Sell, assign, or transfer any of the Company's assets, tangible or intangible, except in the ordinary course of business;

(iv) Mortgage, pledge, create a security interest in, or otherwise encumber any of the Company's assets, tangible or intangible;

(v) Declare or pay any dividends or other distributions to the Company shareholders, whether in case, corporate shares, or kind, or purchase or redeem any of its shares;

(vi) Authorize and/or permit the Company to purchase the shares or securities of any other corporation;

(vii) Authorize and/or permit the Company to merge or consolidate with or into any other corporation, or liquidate or dissolve;

(viii) Authorize and/or permit the Company to lend any of its funds or act as a guarantor or surety;

(ix) Authorize and/or permit the Company to borrow any funds other than in the ordinary course of business for amounts in excess of $100,000, from any source whatsoever, whether secured or unsecured;

(x) Authorize and/or permit the Company to enter into any contract or transaction other than that in the ordinary course of business; and

(xi) Divert any business opportunities of the Company to any other person or company.

(q) INDEMNIFICATION. The Company shall indemnify and hold harmless Purchaser and its affiliates and each of its or their members, managers, directors,

officers, employees, advisors, shareholders, representatives, agents, attorneys, accountants, Certified Public Accountants, successors and assigns, including specifically, but not limited to, Mr. Frank Kavanaugh, (collectively, the "Purchaser Indemnified Parties") from and against any and all claims, losses, damages, liabilities, judgments, objections, costs, and expenses, including but not limited to reasonable attorneys' fees whether known by the Purchaser Indemnified Parties prior to execution of this Agreement or not known, (collectively, "Losses") sustained, suffered, or incurred by or imposed upon Purchaser Indemnified Parties as a result of any claim, action, suit or proceeding (collectively, "Claims") arising out of, based upon or related to:

(i) liabilities of the Company or its affiliates other than those listed on Schedule K.

(ii) any tax liability of the Company or its Affiliates (other than taxes for which Purchaser is expressly responsible pursuant to this Agreement).

(iii) any breach of any representation, warranty, covenant, agreement or obligation made by the Company pursuant to this Agreement.

(iv) any claims, allegations, actions of any type, including, but not limited to, mediations, arbitrations, administrative hearings or lawsuits, arising from or instituted against the Company or any Purchaser Indemnified Party by Ms. Geraldine Blecker or H. Martin DeFrank, a/k/a Christian DeFrank, and further including, but not limited to, anyone claiming to be affiliated with Ms. Blecker or Mr. DeFrank or to be an assignee of any rights alleged to be held by Ms. Blecker or Mr. DeFrank.

(v) any claims, allegations, actions of any type, including, but not limited to, mediations, arbitrations, administrative hearings or lawsuits, arising from or instituted against the Company or any Purchaser Indemnified Parties by any shareholder of the Company, and further including, but not limited to, anyone claiming to be affiliated with such shareholder or to be an assignee of any rigntrs alleged to be held by such shareholder.

(r) RIGHT OF FIRST REFUSAL TO PURCHASE RETIRED COMMON SHARES.

(i) In the event the Company, within one year of the Second Closing Date, acquires the return of any common shares of the Company presently issued and outstanding to Mr. Michael Berresheim or his agents and assigns, the Purchaser shall have the first right of refusal to purchase such shares from the Company for the purchase price paid by the Corporation or the sum of $0.10 whichever is less.

(ii) In the event the Company, within one year of the Second Closing Date, acquires the return of any common shares of the Company presently issued and outstanding, as of the date of this Agreement, other than those in the control and custody of Mr. Michael Berresheim or his agents and assigns, the Purchaser shall have the first right of refusal to purchase such shares from the Company for the purchase price paid by the Corporation or the sum of $0.10 whichever is greater.

(s) UNIFORM COMMERCIAL CODE FINANCING STATEMENTS. The Company warrants that it will resolve all matters relating to Uniform Commercial Code financing statements to the satisfaction of the Purchaser.

4. <u>REPRESENTATIONS AND WARRANTIES OF THE PURCHASER</u>. Purchaser hereby warrants and represents:

(a) Purchaser is duly organized, validly existing and in good standing under the laws of the State of California.

(b) AUTHORITY RELATIVE TO THIS AGREEMENT AND ANCILLARY DOCUMENTS. Except as otherwise stated herein, the Purchaser has full power and authority to execute this Agreement, and carry out the transactions contemplated hereby and thereby and no further action is necessary by the Purchaser to make this Agreement valid and binding upon Purchaser and enforceable against it in accordance with the terms hereof, or to carry out the actions contemplated hereby and thereby. The execution, delivery and performance of this Agreement by the Purchaser will not:

(i) constitute a breach or a violation of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which it is a party, or by which it is bound;

(ii) constitute a violation of any order, judgment or decree to which it is a party or by which its assets or properties are bound or affected; or

(iii) result in the creation of any lien, charge or encumbrance upon its assets or properties except as stated herein.

(c) TAXES. Purchaser shall be solely responsible for all taxes which may be incurred by Purchaser resulting from the receipt of consideration by Purchaser pursuant to this Agreement.

(d) OTHER SECURITIES. Except as otherwise stated herein, there are no outstanding subscriptions, rights, options, warrants, convertible securities or other agreements or commitments obligating the Purchaser to sell, convey or issue any additional common shares or any securities convertible into common shares.

5. **<u>EXPENSES.</u>** The Company shall pay both parties expenses in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel and its certified public accountants and other experts.

6. **<u>CONSUMMATION OF AGREEMENT</u>**. Purchaser and the Company shall use their best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by them under this Agreement, and the Company shall use its best efforts to further ensure that to the extent within the Company's control, no breach of any of the Company's representations, warranties, and agreements hereunder or

contemplated hereby occurs or exists on or before the Second Closing Date to the end that the transactions contemplated by this Agreement shall be fully carried out.

7. **FURTHER ASSURANCES**. Each of the parties hereto shall execute such documents, further instruments and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

9. **GENERAL**.

(a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the parties to this Agreement covenants and agrees that its respective representations, warranties, covenants and statements and agreements contained in this Agreement and the exhibits hereto, and in any documents delivered in connection herewith, shall survive the two Closing Dates indefinitely. Except agreements between the Purchaser and the Company, and as set forth in this Agreement, the exhibits hereto or in the documents and papers delivered in connection herewith, there are no other agreements, representations, warranties or covenants by or among the parties hereto with respect to the subject matter hereof.

(b) WAIVERS. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, covenant or agreement contained herein, therein and in any documents delivered in connection herewith or therewith. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

(c) NOTICES. All notices, requests, demands and other communications, which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class mail, postage prepaid:

To the Company:

Philip Holmes
President
Kings Road Entertainment, Inc.
468 N Camden Drive #300
Beverly Hills, CA 90210

To Purchaser:

Frank Kavanaugh
Managing Member
Ashford Capital, LLC
19200 Von Karman, Suite 600

Irvine, CA 92612

or to such other address as such party shall specify by written notice by Certified Mail to the other party.

(d) ENTIRE AGREEMENT. This Agreement (including all documents and papers delivered pursuant hereto and any written amendments hereof executed by the parties hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(e) SECTIONS AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(f) GOVERNING LAW. This Agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of California without regard to its conflict of laws provisions. The parties herein waive trial by jury. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which, the prevailing party may be entitled.

(g) CONTRACTUAL PROCEDURES. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore, may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

(h) AMENDMENT AND WAIVER. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party, and (b) waive (i) any inaccuracies in representations by any other party, (ii) compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (iii) the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

(i) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of whom shall for all purposes are deemed to be an original and all of which shall constitute one instrument.

(j) ADVICE OF COUNSEL. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto all on the date first above written.

PURCHASER

Ashford Capital LLC,
a California Limited Liability Company

By: ______________________
Frank Kavanaugh
Managing Member

COMPANY

Kings Road Entertainment, Inc.
a Delaware corporation

By: ______________________
Philip Holmes
President

SCHEDULES TO AGREEMENT

Schedule H MATERIAL CONTRACTS

Schedule I LAW SUITS

Schedule K LIABLITIES

Schedule L LIENS AND ENCUMBRANCES

Schedule M FILM LIBRARY